UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2009 (June 8, 2009)

Westar Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Kansas
(State or Other Jurisdiction of Incorporation)

1-3523		48-0290150
(Commission File Number)		(IRS Employer Identification No.)

818 South Kansas Avenue Topeka, Kansas	66611
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (785) 575-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-11 under the Exchange Act (17 CFR 240.14a-11)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 9, 2009 by changing the reference under Section 2.03 from June 11, 2008 to June 11, 2009.

Section 2 – Financial Information

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 8, 2009, Kansas Gas and Electric Company (the “Company”), our wholly-owned subsidiary, entered into a Purchase Agreement (the “Agreement”) with BNY Mellon Capital Markets, LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC as representatives of the Initial Purchasers identified therein (“Purchasers”). Under the terms of the Agreement, the Company will sell $300,000,000 principal amount of First Mortgage Bonds, 6.70% Series due 2019 (the “Bonds”) to the Purchasers on June 11, 2009, subject to the satisfaction of customary closing conditions. The Bonds will be issued under the Company’s Mortgage and Deed of Trust, dated as of April 1, 1940, as amended, and will mature on June 15, 2019. The sale of the Bonds is being made by the Company in reliance on exemptions from registration under the Securities Act of 1933, as amended, for offers and sales of securities that do not involve a public offering.

The foregoing summary is qualified in its entirety by reference to the text of the Agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference.

Section 9 – Financial Statement and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Purchase Agreement, dated as of June 8, 2009, between KGE and the Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAR ENERGY, INC.

Date: June 9, 2009	By:	/s/ Larry D. Irick
	Name:	Larry D. Irick
	Title:	Vice President, General Counsel and Corporate Secretary

Index to Exhibits

Exhibit No.	Description
4.1	Purchase Agreement, dated as of June 8, 2009, between KGE and the Purchasers.